UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 22, 2018

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza Galveston, Texas		77550-7999
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2018, the Board of Directors of American National Insurance Company (the “Company”) adopted certain changes to the Company’s Amended and Restated Bylaws (as amended, the “Amended and Restated Bylaws”), effective as of such date. Such changes include (i) clarifying certain authority of the Chairman of the Board with respect to the conduct of meetings of the stockholders; (ii) conforming the alternative Board meetings provision to the Texas Business Organizations Code; (iii) providing for the annual election of Advisory Directors by the Board of Directors; (iv) providing for a more general statement regarding compensation payable to Directors; (v) clarifying the authority of the President with respect to the hiring and promotion of officers in between Board meetings; (vi) including a general provision regarding the construction and interpretation of the Bylaws; and (iv) enhancing the readability of the Bylaws by consolidating related information, clarifying certain provisions, and renumbering articles and sections accordingly The foregoing description of changes does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Amended and Restated Bylaws attached as Exhibit 3.2 hereto and the copy of the Amended and Restated Bylaws redlined to show amended text and attached as Exhibit 3.3 hereto, both of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

No.	Exhibit

3.2	Amended and Restated Bylaws

3.3	Redlined Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ Timothy A. Walsh
Timothy A. Walsh, Executive Vice President,
CFO, Treasurer and ML and P&C Operations

Date: February 22, 2018